Exhibit 10.1

Appointment and Resignation Resolution

I, Peter Klamka, do hereby certify that I am the duly appointed director of WTTJ Corp., a company limited by shares organized and existing under the laws of the State of Michigan (the “Company”), and that the resolutions set forth below were duly adopted by the Board of Directors of the Company on this 25th day of March 2015, and that the said resolutions have not been modified or rescinded and are now in full force and effect and is in conformity with the provisions of the Articles of Association of the Company.

RESOLVED, that Peter Klamka be replaced as the director of the Company and Kris Kottmeier be, and the same hereby is, appointed instead with effect from this 11th day of June, 2015.

RESOLVED, to withdraw, revoke, terminate and rescind all powers granted to Peter Klamka and to act on behalf of, or to represent, the Company as a director, officer or in any other capacity to exercise actual or apparent authority to act in any manner whatsoever on behalf of the Company.

RESOLVED, to grant all powers to Kris Kottmeier and to act on behalf of, or to represent the Company as a director, officer or in any capacity to exercise actual or apparent authority to act in any manner whatsoever on behalf of the Company.

IN WITNESS WHEREOF, these resolutions are duly executed by:

s/s Peter Klamka

Peter Klamka

Sole Director